Exhibit 9.

                          Consent of Ernst & Young LLP


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                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 31, 2000 with respect to the statutory-basis financial statements and schedules of Transamerica Occidental Life Insurance Company included in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-91851) and related Prospectus of Transamerica Occidental Life Separate Account VUL-3.


ERNST & YOUNG LLP

April 14, 2000